                                                               Exhibit 10.21









                          PURCHASE AND SALE AGREEMENT
                          ---------------------------



                                    between

                       BOETTCHER PENSION INVESTORS LTD.,

                                   as Seller,

                                 and GOV, INC.,

                                    as Buyer







                               Lindsay-Main Plaza
                               ------------------

                          PURCHASE AND SALE AGREEMENT


                  BOETTCHER PENSION INVESTORS LTD., as Seller

                              GOV, INC., as Buyer


                                    Contents
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

ARTICLE 1 -  PURCHASE PRICE..............................................   2

ARTICLE 2 -  CONDITIONS TO THE PARTIES' OBLIGATIONS......................   3
             2.1    Conditions to Buyer's Obligation to Purchase.........   3
                    2.1.1  Performance by Seller.........................   3
                    2.1.2  Accuracy of Representations...................   3
                    2.1.3  Title Policy..................................   3
                    2.1.4  Satisfaction or Waiver of Contingencies.......   3
             2.2    Conditions to Seller's Obligation to Sell............   3
                    2.2.1  Performance by Buyer..........................   3
                    2.2.2  Accuracy of Representations...................   3
                    2.2.3  Payment of Purchase Price.....................   3

ARTICLE 3 -  BUYER'S DELIVERIES..........................................   3
             3.1   Deposit...............................................   3
             3.2   Additional Deliveries.................................   4
                   3.2.1   Balance of Purchase Price.....................   4
                   3.2.2   Assignment and Assumption of Leases...........   4
                   3.2.3   Assignment and Assumption of Contracts........   4
                   3.2.4   Cash - Prorations.............................   4
                   3.2.5   Evidence of Authority.........................   4
                   3.2.6   Settlement Statement..........................   4
             3.3   Further Documents.....................................   4
             3.4   Failure to Deliver....................................   4

ARTICLE 4 -  SELLER'S CLOSING DELIVERIES.................................   5
             4.1   Delivery of Instruments and Documents.................   5
                   4.1.1   Deed..........................................   5
                   4.1.2   Bill of Sale and Assignment...................   5
                   4.1.3   Assignment and Assumption of Leases...........   5
                   4.1.4   Assignment and Assumption of Contracts........   5
                   4.1.5   Leases/Contracts..............................   5
                   4.1.6   Section 1445 Affidavit........................   5
                   4.1.7   Settlement Statement..........................   5
             4.2   Further Documents.....................................   5
             4.3   Failure to Deliver....................................   5

ARTICLE 5 -  INVESTIGATION OF PROPERTY...................................   6
             5.1   Initial Delivery of Documents..........................  6
                   5.1.1   Title Commitment..............................   6
                   5.1.2   Leases........................................   6
                   5.1.3   Rent Roll.....................................   6
                   5.1.4   Contracts.....................................   6

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
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

                  5.1.5  Income and Operating Statements................   6
                  5.1.6  Other Documents................................   6
            5.2   Inspection of Property and Condition of Title.........   7
                  5.2.1   Inspection Period.............................   7
                  5.2.2   Termination...................................   7
                  5.2.3   Review of Title Report........................   8
            5.3   "As Is" Purchase......................................   8
                  5.3.1   Opportunity to Inspect........................   8
                  5.3.2   No Implied Representations....................   9
                  5.3.3   Waiver and Release............................  10
                  5.3.4   Survival......................................  10

ARTICLE 6 - THE CLOSING.................................................  10
            6.1   Date of Closing.......................................  10
            6.2   Manner of Closing; Title Policy.......................  10

ARTICLE 7 - PRORATIONS, FEES AND COSTS..................................  11
            7.1   Prorations............................................  11
                  7.1.1   Property Taxes................................  11
                  7.1.2   Income........................................  11
                  7.1.3   Deposits......................................  11
                  7.1.4   Insurance Premiums............................  11
                  7.1.5   Other Expenses of Property....................  12
                  7.1.6   Miscellaneous.................................  12
            7.2   Date of Proration.....................................  12
            7.3   Buyer's Closing Costs.................................  12
            7.4   Seller's Closing Costs................................  12

ARTICLE 8 - DISTRIBUTION OF FUNDS AND DOCUMENTS.........................  12
            8.1   Liens and Encumbrances................................  12
            8.2   Recorded Documents....................................  12
            8.3   Nonrecorded Documents.................................  13
            8.4   Cash Disbursements....................................  13
            8.5   Copies of Documents...................................  13

ARTICLE 9 - RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION..............  13
            9.1   Return of Seller's Documents..........................  13
            9.2   Return of Buyer's Documents...........................  13
            9.3   No Effect on Rights of Parties........................  13

ARTICLE 10 - DEFAULT....................................................  13
            10.1  Seller's Remedies.....................................  13
            10.2  Buyer's Remedies......................................  14

ARTICLE 11 - REPRESENTATIONS AND WARRANTIES.............................  14
            11.1  Seller's Representations and Warranties...............  14
                  11.1.1   Authority....................................  14
                  11.1.2   Binding Obligations; Violations..............  14
                  11.1.3   Survival; Seller's Knowledge.................  14
            11.2  Buyer's Representations and Warranties................  15
                  11.2.1   Authority....................................  15
                  11.2.2   Consents; Binding Obligations; Violations....  15
                  11.2.3   Survival.....................................  15


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
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
ARTICLE 12 - BROKER'S COMMISSION.........................................   15

ARTICLE 13 - SELLER'S COVENANTS..........................................   16
             13.1  Leases................................................   16
             13.2  Contracts.............................................   16
             13.3  Personal Property.....................................   16
             13.4  Management and Operation of Property..................   16
             13.5  Insurance.............................................   16
             13.6  Ongoing Tenant Improvements...........................   16

ARTICLE 14 - CASUALTY....................................................   17

ARTICLE 15 - CONDEMNATION................................................   17
             15.1  Notice................................................   17
             15.2  Termination...........................................   17

ARTICLE 16 - ASSIGNMENT..................................................   18

ARTICLE 17 - NOTICES.....................................................   18

ARTICLE 18 - TRANSFER OF POSSESSION......................................   19

ARTICLE 19 - GENERAL PROVISIONS..........................................   19
             19.1  Definitions...........................................   19
                  19.1.1  Cash...........................................   19
                  19.1.2  Party..........................................   19
             19.2  Gender; Number........................................   20
             19.3  Captions..............................................   20
             19.4  Dates.................................................   20
             19.5  Exhibits..............................................   20
             19.6  Entire Agreement......................................   20
             19.7  Ambiguities...........................................   20
             19.8  Modification..........................................   20
             19.9  Attorneys' Fees.......................................   20
             19.10  Governing Law........................................   20
             19.11  Time of Essence......................................   21
             19.12  Severability.........................................   21
             19.13  Successors and Assigns...............................   21
             19.14  Counterparts.........................................   21


        EXHIBITS
        --------

        Exhibit A - Real Property Description
        Exhibit B - Assignment and Assumption of Leases
        Exhibit C - Assignment of Contracts
        Exhibit D - Bill of Sale and Assignment
        Exhibit E - Seller's Wiring Instructions

                          PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of March   ,
1996, is made by and between BOETTCHER PENSION INVESTORS LTD., a Colorado limited partnership ("Seller"), and GOV, INC., a Delaware corporation ("Buyer").

                                    RECITALS

     This Agreement is entered into with reference to the following facts:

     A. Seller is the owner of fee title to that certain retail shopping center known as Lindsay-Main Plaza, located at 116 North Lindsay Road, Mesa, Maricopa County, Arizona.

     B. As used in this Agreement, the term "Property" includes all of the following:

         (1) The real property described on Exhibit A attached hereto, together with all easements, rights-of-way and other appurtenances appertaining to or otherwise benefiting or used in connection with such land or the "Improvements" (as defined below), and all of Seller's right, title and interest in and to any strips of land, streets, and alleys abutting or adjoining such real property (the "Land");

         (2) The existing buildings and other improvements, structures, fixtures, and landscaping placed, constructed, installed or located on the Land (collectively, the "Improvements"; the Land and Improvements are sometimes hereinafter collectively referred to as the "Real Property");

         (3) Any items of equipment and other tangible personal property owned by Seller and located on and used in connection with the operation of the Real Property (the "Personal Property");

         (4) All right, title and interest of Seller, as landlord, under any leases, tenancies or other occupancy arrangements affecting any portion of the Real Property (the "Leases");

         (5) All right, title and interest of Seller in and to any contracts or agreements, other than the Leases, including, without limitation, all construction contracts, contracts for repair or maintenance, contracts for the provision of services (such as, e.g., contracts concerning security services or the maintenance of landscaping or fire safety or mechanical systems), if any, relating to the Real Property or the Personal Property, to the extent that they are assignable (the "Contracts");


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         (6)  All right, title and interest of Seller in and to any unexpired warranties and guaranties, including, without limitation, contractors' and manufacturers' warranties or guaranties, if any, relating to the Real Property or the Personal Property, but only to the extent that they are assignable (the "Warranties");

         (7) All right, title and interest of Seller in and to any governmental permits, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, if any, relating to the construction, use or operation of the Real Property or the Personal Property, but only to the extent that they are assignable (the "Permits");

         (8) All right, title and interest of Seller in and to any site plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans and other plans and studies that are in Seller's possession and relate to the Real Property or the Personal Property, but only to the extent that they are assignable and without representation or warranty of any kind or nature as to the assignability of such items or any matter contained therein (the "Plans"); and

         (9) Any other rights, privileges and appurtenances owned by Seller and in any way related to, or used in connection with the operation of the Real Property or Personal Property, including all of Seller's right, title and interest, if any, in and to the use of the name "Lindsay-Main Plaza," but only to the extent that they are assignable (the "Intangible Property").

     C. Seller now desires to sell and Buyer now desires to purchase the Property, upon the terms and covenants and subject to the conditions set forth below.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                           ARTICLE 1 - PURCHASE PRICE

     In consideration of the covenants herein contained, Seller hereby agrees to sell, and Buyer hereby agrees to purchase, the Property for a total purchase price (the "Purchase Price") equal to ONE MILLION AND NO/100's DOLLARS ($1,000,000.00) in "Cash," (as defined in Section 19.1.1 below), subject to prorations and adjustments provided for herein, and payable as set forth in
Article 3 below.


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
               ARTICLE 2 - CONDITIONS TO THE PARTIES' OBLIGATIONS

     2.1 Conditions to Buyer's Obligation to Purchase. Buyer's obligation to purchase the Property is expressly conditioned upon each of the following:

         2.1.1 Performance by Seller. Timely performance of each obligation and covenant of, and delivery required of, Seller hereunder.

         2.1.2 Accuracy of Representation. The accuracy in all material respects of each representation and warranty of Seller in Section 11.1 below.

         2.1.3  Title Policy.  Delivery at the "Closing" (as defined in Section
6.1 below) of the "Title Policy" (as defined in Section 6.2 below) or an unconditional commitment by the "Title Company" (as defined in Section 5.1.1 below) to issue the Title Policy as soon as reasonably practicable after the Closing.

         2.1.4 Satisfaction or Waiver of Contingencies. The contingencies set forth in Article 5 below shall have been satisfied or waived by Buyer; provided, that if Buyer does not terminate this Agreement pursuant to such
Article 5, the contingencies set forth in such Article shall be deemed to have been waived by Buyer.

     2.2 Conditions to Seller's Obligation to Sell. Seller's obligation to sell the Property is expressly conditioned upon each of the following:

         2.2.1 Performance by Buyer. Timely performance of each obligation and covenant of, and delivery required of, Buyer hereunder.

         2.2.2 Accuracy of Representations. The accuracy in all material respects of each representation and warranty of Buyer in Section 11.2.

         2.2.3 Payment of Purchase Price. Payment of the Purchase Price at the Closing in the manner herein provided.

                         ARTICLE 3 - BUYER'S DELIVERIES

     3.1 Deposit. Not later than one (1) business day following Buyer's execution of this Agreement, Buyer shall deliver to First American Title Agency ("Closing Agent") the sum of FIFTY THOUSAND AND NO/100's DOLLARS ($50,000.00), in Cash. Closing Agent shall deposit such amount in a federally insured, interest-bearing account (which account, together with all interest earned thereon, is referred to herein as the "Deposit"). The Deposit shall be applied to the Purchase Price of the Property, subject to the terms and conditions of this Agreement. In the event that Buyer defaults hereunder, the Deposit shall be retained by Seller

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as liquidated damages pursuant to the terms of Article 10 below. In the event of the failure of a condition precedent to Buyer's obligations pursuant to
Section 2.1 above, Closing Agent shall return the Deposit to Buyer.

        3.2 Additional Deliveries. Buyer shall, at or before the Closing, deliver to Seller or Closing Agent, as appropriate, the following funds, instruments and documents, the delivery of each of which is an express obligation of Buyer:

             3.2.1 Balance of Purchase Price. Cash, constituting the balance of the Purchase Price, in the amount of NINE HUNDRED FIFTY THOUSAND AND NO/100's DOLLARS ($950,000.00), less any prorations or adjustments in favor of Buyer provided for herein.

             3.2.2 Assignment and Assumption of Leases. Two counterparts of the Assignment and Assumption of Leases in the form of Exhibit B attached hereto (the "Assignment of Leases"), executed by Buyer, pursuant to which Seller shall assign all of its right, title and interest in and to the Leases to Buyer.

             3.2.3 Assignment and Assumption of Contracts. Two counterparts of the Assignment and Assumption of Contracts in the form of Exhibit C attached hereto (the "Assignment of Contracts"), executed by Buyer, pursuant to which Seller shall assign to Buyer all of its right, title and interest in and to those Contracts Buyer has elected prior to the expiration of the Inspection Deadline to assume (the "Assumed Contracts").

             3.2.4 Cash - Prorations. Buyer's share, if any, of prorations, fees and costs, as described in Article 7 below.

             3.2.5 Evidence of Authority. Certified resolutions of Buyer or other appropriate evidence of authority, if applicable, confirming that Buyer's execution, delivery and performance of this Agreement has been duly authorized in all respects.

             3.2.6 Settlement Statement. A settlement statement signed by Buyer reflecting the Purchase Price, the Deposit, Buyer's share of the prorations, costs and fees described in Article 7.

        3.3 Further Documents. Buyer shall execute and deliver such other documents and shall take such other action at the Closing as may be necessary or appropriate to carry out its obligations under this Agreement, without further representations or warranties other than those contained herein.

        3.4 Failure to Deliver. The delivery of the funds, instruments and documents required above shall be express obligations of Buyer and a condition precedent to Seller's performance hereunder, and the failure of Buyer to make any


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delivery required above by the date, or within the time, set forth above shall constitute a material breach hereof by Buyer.

                    ARTICLE 4 - SELLER'S CLOSING DELIVERIES

        4.1 Delivery of Instruments and Documents. At or before the Closing, Seller shall deliver to Buyer or Closing Agent, as appropriate, the following instruments and documents, the delivery of each of which is an express obligation of Seller:

             4.1.1 Deed. A special warranty deed on Closing Agent's standard form (the "Deed"), executed and acknowledged by Seller, conveying the Real Property to Buyer, subject to the "Permitted Exceptions" (as defined in Section
5.1.1 below).

             4.1.2 Bill of Sale and Assignment. A bill of sale and assignment in the form of Exhibit D attached hereto, executed by Seller, conveying the Personal Property, Warranties, Permits, Plans and Intangible Property to Buyer, without representation or warranty of any kind whatsoever.

             4.1.3 Assignment and Assumption of Leases. Two counterparts of the Assignment of Leases executed by Seller.

             4.1.4 Assignment and Assumption of Contracts. Two counterparts of the Assignment of Contracts executed by Seller.

             4.1.5 Leases/Contracts. Originals or legible copies of the Leases, and any written Assumed Contracts, and all keys to the Improvements in Seller's possession.

             4.1.6 Section 1445 Affidavit. An affidavit executed by Seller which evidences that the Seller is exempt from the withholding requirements of
Section 1445 of the Internal Revenue Code of 1986, as amended.

             4.1.7 Settlement Statement. A settlement statement signed by Seller reflecting the Purchase Price, Seller's share of the prorations, costs and fees described in Article 7 and the net proceeds due to Seller.

        4.2 Further Documents. Seller shall execute and deliver such other documents and shall take such other action at Closing as may be necessary or appropriate to carry out its obligations under this Agreement, without further representations or warranties other than those contained herein.

        4.3 Failure to Deliver. The delivery of the instruments and documents required above shall be express obligations of Seller and a condition precedent to Buyer's performance hereunder, and the failure of Seller to make any delivery required above by the date, or within the time, set forth above shall constitute a material breach hereof by Seller.

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
                     ARTICLE 5 - INVESTIGATION OF PROPERTY

        5.1 Initial Delivery of Documents. Seller has delivered to Buyer or has made available to Buyer (or will, not later than five (5) business days following the execution of this Agreement by Seller, deliver or make available to Buyer) the following items (collectively referred to herein as "Seller's Deliveries"), to the extent the same are in Seller's possession as of the date of this Agreement. Buyer agrees that Seller's Deliveries, except the title commitment described in Section 5.1.1, are confidential and shall not be distributed or disclosed by Buyer to any person or entity not associated with Buyer. The obligation to maintain the confidentiality of such items shall survive any termination of this Agreement.

             5.1.1 Title Commitment. A current title commitment addressed to Buyer contemplating the issuance of a standard coverage owner's policy of title insurance, together with legible copies of all recorded exceptions to title referred to in such report (collectively, the "Commitment") covering the Real Property and issued by Closing Agent, in its capacity as agent for First American Title Insurance Company (the "Title Company"). Buyer shall review the Commitment as part of its investigation of the Property. If Buyer does not terminate this Agreement pursuant to Section 5.2.2, then exceptions to title disclosed in the Commitment, as amended by any endorsements or revisions to the Commitment issued by the Title Company and received by Buyer prior to the expiration of the Inspection Period, shall constitute the "Permitted Exceptions" hereunder.

             5.1.2 Leases. A copy of each of the Leases, including all amendments or addenda thereto.

             5.1.3 Rent Roll. A rent roll of the Property, certified by Seller as true and accurate, to Seller's knowledge, as of a date no earlier than February 1, 1996.

             5.1.4 Contracts. A list or copies of any Contracts which may be assigned to Buyer.

             5.1.5 Income and Operating Statements. Monthly and annual income and operating statements for fiscal years 1994, 1995 and 1996 to date.

             5.1.6 Other Documents. Originals or legible copies of any environmental reports or assessments, surveys, termite reports, soils reports or studies or other non-proprietary information or documentation relating to the ownership or operation of the Property.


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
        5.2     Inspection of Property and Condition of Title.

                5.2.1 Inspection Period. Buyer shall have until 5:00 p.m. M.S.T. on April 30, 1996 (the "Inspection Deadline"), to (i) review the contents of Seller's Deliveries, (ii) investigate the Property and all matters relevant to its acquisition, development, usage, operation and marketability, and (iii) conduct a physical inspection of the Property. Such right of investigation shall include the right to have made, at Buyer's expense, any studies or inspections of the Property as Buyer may deem necessary or appropriate, all at Buyer's sole cost and expense. Buyer shall not conduct or allow any physically intrusive testing of, on or under the Property without first obtaining Seller's written consent as to the timing and scope of any work to be performed. Buyer agrees that, in making any inspections, or conducting any testing, on or under the Property, (a) Buyer or Buyer's agents will carry
not less than     of comprehensive general liability insurance which names
Seller as an additional insured party and with contractual liability endorsement which insures Buyer's indemnity obligations hereunder, and, upon request of Seller, will provide Seller with written evidence of the same, (b) Buyer will not materially and adversely interfere with the activity of tenants or any persons occupying or providing service at the Property, (c) Buyer will not reveal, prior to Closing, nor will Buyer permit any of Buyer's agents to reveal, to any third party not approved by Seller, the results of its inspections or other tests, and (d) Buyer will not cause any physical damage to the Property from the inspections or tests conducted by or on behalf of Buyer (provided, however, that if Buyer causes any physical damage to the Property by its inspections or tests, at Seller's election, Buyer will restore promptly any physical damage caused to the Property). Buyer shall give Seller reasonable prior notice of its intention to conduct any inspections or tests, and Seller reserves the right to have a representative present. Buyer agrees to provide Seller with a copy of any inspection or test report generated by or on behalf of Buyer in connection with Buyer's inspection of the Property pursuant to this
Section 5.2. Buyer agrees (which agreement shall survive Closing or termination of this Agreement) to indemnify, defend, and hold Seller free and harmless from any loss, injury, damage, claim, lien, cost or expense, including attorneys' fees, and costs arising out of or in connection with Buyer's inspection and testing of the Property, including, but not limited to, property damage claims, personal injury claims, mechanics' lien claims and any claims arising out of a breach of the foregoing agreements by Buyer. Buyer further agrees that any costs and expenses incurred by Buyer in satisfaction of the foregoing obligations shall not be limited by the provisions of Section 10.1 below.

                5.2.2 Termination. If, on or before the expiration of the Inspection Deadline, Buyer gives Seller and Closing Agent written notice setting forth Buyer's dissatisfaction with the Property for any reason whatsoever, then (i) this Agreement shall terminate, (ii) Buyer shall return all of Seller's Deliveries,

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
including any copies or written summaries thereof, to Seller and shall deliver to Seller copies of any other reports, summaries or analyses of the Property generated by or on behalf of Buyer in connection with its investigation of the Property, (iii) Buyer shall pay any escrow termination fees charged by Closing Agent, (iv) the Deposit shall be returned to Buyer, (v) Closing Agent shall return all other items then held by Closing Agent to the party who delivered the same, and (vi) both parties shall be relieved from any further liability hereunder, other than Buyer's indemnity obligations under Section 5.2.1 of this Agreement. If Buyer does not terminate this Agreement as described in the preceding sentence, then this Agreement shall remain in full force and effect in accordance with its terms.

                5.2.3 Review of Title Report. Without limiting the generality of Section 5.2.1 above with respect to Buyer's investigation of the Property, Buyer shall have until the expiration of the Inspection Deadline to review the condition of title to the Real Property as shown on the Title Commitment. In the event that prior to the expiration of the Inspection Deadline Buyer objects in writing to any matter involving title to the Real Property, including, without limitation, any exception to title disclosed on the Title Commitment (a "Title Defect"), Seller shall have the right, but not the obligation, to attempt to cure such Title Defect not later than thirty (30) days prior to the Closing. Such cure may be effected by deletion of the Title Defect from the Title Policy, by appropriate endorsements insuring over such Title Defect, or by such other cure as may be reasonably satisfactory to Buyer. Seller shall notify Buyer in writing not later than five (5) business days following the expiration of the Inspection Deadline of Seller's election to attempt to cure such Title Defect. In the event that (i) Seller elects not to cure the Title Defect as provided herein, or (ii) Seller fails or is unable to cure such Title Defect within the time period specified herein, and cure of such Title Defect is not waived by Buyer, then this Agreement shall terminate in accordance with the provisions of Section 5.2.2 above. Buyer's failure to notify Seller of Buyer's objection to any Title Defect shall constitute approval of the Title Commitment in accordance with the foregoing.

        5.3  "As Is" Purchase.

                5.3.1 Opportunity to Inspect. Buyer acknowledges and agrees, for Buyer and Buyer's successors and assigns, that (i) Buyer is being given a reasonable opportunity to inspect and investigate the Property and all aspects relating thereto, either independently or through agents, consultants or experts of Buyer's choosing; (ii) Buyer shall inspect and investigate the Property prior to the Inspection Deadline and engage such qualified agents, consultants or experts, including, without limitation, environmental consultants, as Buyer deems necessary to make all appropriate inquiry regarding the condition of the Property and adjacent property, including, without limitation, the presence thereon, or the condition thereof with respect to, any "Hazardous

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
Materials" (as defined below); and (iii) if Buyer does not terminate this Agreement pursuant to Section 5.2 above, then at Closing, Buyer shall acquire and accept the Property in its then-existing condition on an "AS IS, WHERE IS, AND WITH ALL FAULTS" basis, with no right of set-off or reduction in the Purchase Price. As used in this Agreement, "Hazardous Materials" shall mean any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any "Environmental Law" (as defined below), including, without limitation, asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof), polychlorinated biphenyls and urea-formaldehyde insulation. As used in this Agreement, "Environmental Law" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority or requirements of law (including common law) relating to or imposing liability or standards of conduct concerning the protection of human health, the environment or natural resources, or to releases or threatened releases of Hazardous Materials into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as now or may hereafter be in effect.

                5.3.2 No Implied Representations. Buyer acknowledges and agrees that Seller acquired title to the Property pursuant to a foreclosure action, and consequently Seller has little or no actual knowledge regarding the operational history, physical condition or any other aspect of the Property. Consequently, Buyer further acknowledges and agrees that, except for Seller's express representations and warranties set forth in Section 11.1 below or in any instrument of conveyance signed by Seller and delivered to Buyer at Closing (collectively, "Seller's Express Representations"), NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (A) THE NATURE, QUANTITY, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE AREA, OR THE CONDITION WITH RESPECT TO WATER, SOILS OR GEOLOGY, OF ANY LAND INCLUDED IN THE PROPERTY, THE PLUMBING, ELECTRICAL OR MECHANICAL EQUIPMENT OR SYSTEMS OR THE ROOFS, FOUNDATIONS OR OTHER STRUCTURAL COMPONENTS OF ANY IMPROVEMENTS INCLUDED IN THE PROPERTY, OR THE FITNESS OF ANY PERSONAL PROPERTY INCLUDED IN THE PROPERTY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY BY VIRTUE OF THE LEASES OR OTHERWISE; (C) THE COSTS OF OWNING, OPERATING, REPAIRING OR MAINTAINING THE PROPERTY; (D) THE MARKETABILITY OF THE PROPERTY OR ANY POTENTIAL TO DEVELOP, CONSTRUCT OR ALTER IMPROVEMENTS ON, OR LEASE OR SELL THE PROPERTY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR

REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAW; AND THAT NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS CONCERNING HAZARDOUS MATERIALS. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS, BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF, OR TO BE PROVIDED BY OR ON BEHALF OF, SELLER OR UPON ANY REPRESENTATIONS MADE TO IT BY SELLER OR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OR MAY BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

        5.3.3 Waiver and Release. Buyer, for Buyer and Buyer's successors and assigns, releases Seller and Seller's agents, employees, officers, directors, brokers, contractors and representatives from, and waives any and all causes of action or claims against any of such persons for (i) any and all liability attributable to any physical condition of or at the Property; (ii) any liabilities, damages or injury arising from, connected with or otherwise caused by statements, opinions or information obtained from any of such persons with respect to the Property; and (iii) any and all liability to Buyer attributable to the presence, discovery or removal of any Hazardous Materials in, at or under the Property, except for any continuing liability Seller may have after Closing with respect to matters occurring during Seller's period of ownership of the Property.

        5.3.4 Survival. The provisions of this Section 5.3 shall survive Closing or any earlier termination of this Agreement.

                            ARTICLE 6 -- THE CLOSING

        6.1 Date of Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of the Closing Agent, on the fifteenth (15th) day following the Inspection Deadline or, by mutual agreement of the parties, on an earlier date (the "Closing Date").

        6.2 Manner of Closing; Title Policy. At Closing, the parties shall make all deliveries described in Articles 3 and 4 that have not previously been made, and the Title Company shall issue to Buyer, or shall unconditionally commit to issue to Buyer after Closing, its standard owner's policy of title insurance contemplated by the Commitment, with liability in the amount of the Purchase Price, insuring that fee title to the Real Property vests in Buyer, subject only to the Permitted Exceptions (the "Title Policy").

                    ARTICLE 7 -- PRORATIONS, FEES AND COSTS

        7.1 Prorations. Closing Agent will prorate and adjust between the parties, in cash at Closing, the following:

             7.1.1 Property Taxes. All real property and personal property taxes (except special assessments) shall be prorated as of the Closing Date. Seller shall be solely responsible for payment of any special assessments payable in installments due on or as of the Closing Date, and Buyer shall be solely responsible for special assessments payable in installments due after the Closing Date. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, shall be based upon the most recent assessed valuations and mill levy available, which proration shall be a final allocation of such taxes as between Buyer and Seller. If either such real estate or such personal property taxes are payable directly to the taxing authority by any tenant under and pursuant to the terms of any Lease, then the foregoing provisions shall be inapplicable with respect thereto, and there shall be no proration of such taxes between Seller and Buyer.

             7.1.2 Income. All income from the Leases, including, without limitation, both net rents and additional rents due pursuant to the Leases for the tenants' respective shares of common area maintenance costs, real estate taxes, insurance and similar costs of ownership or operation (collectively, "Reimbursable Expenses"), shall be prorated as of the Closing Date. Buyer shall receive all income accruing on the Closing Date and thereafter. Seller shall receive all income accruing prior to the Closing Date. Delinquent rent due from tenants under the Leases for any period prior to Closing Date shall not be prorated and shall be deemed forfeited by Seller as of the Closing Date. If any tenant is required to pay percentage rent and such percentage rent is collected after the Closing, then Buyer shall promptly pay to Seller out of such percentage rent the portion thereof which is due and payable by such tenant with respect to the period prior to the Closing (whether or not the percentage rent first became due and payable after the Closing).

            7.1.3 Deposits. Seller shall retain all non-refundable deposits paid by tenants under the Leases. Buyer shall be entitled to a credit at Closing equal to the total amount of refundable deposits held by Seller as of the Closing Date, as shown on the rent roll delivered by Seller pursuant to
Section 4.1.9 of this Agreement.

            7.1.4 Insurance Premiums. Buyer shall obtain its own insurance as of the Closing Date, and Seller shall cancel its existing insurance policies as of the Closing Date, such that insurance premiums shall not be prorated between the parties.

            7.1.5 Other Expenses of Property. In general, all expenses relating to the operation of the Property accruing prior to the Closing Date shall be paid by Seller, and all such expenses accruing on or after the Closing Date shall be paid by Buyer. Buyer shall arrange with all utilities services and companies servicing the Property to have new accounts started in the name of Buyer or Buyer's designee beginning at 12:01 a.m., M.S.T., on the Closing Date (except with respect to those accounts maintained in the names of the tenants under the Leases).

            7.1.6  Miscellaneous.  The parties' obligations under this Section
7.1 with respect to prorations shall survive the Closing for a period of twelve
(12) months. All of the prorations respecting the Property, except as otherwise provided herein, shall be made in accordance with customary practice in Maricopa County, Arizona.

        7.2 Date of Proration. The prorations and adjustments provided for in this Article 7 shall be made so that the Buyer shall receive the income and be charged with the expense of the operation of the Property for the Closing Date, provided that the Purchase Price (subject to the adjustments and prorations provided for herein) is wired to Seller by 1:00 p.m., M.S.T., on the Closing Date. If said amount due Seller is not so wired to the Seller by such hour on the Closing Date, the prorations and adjustments to be made under this Article 7 shall not be changed, but Buyer shall pay to Seller interest on said amount due to Seller at a rate equal to ten percent (10%) per annum, to compensate Seller for the loss of interest for such date.

        7.3 Buyer's Closing Costs. Buyer will pay (i) all sales and use taxes, (ii) one-half of Closing Agent's closing fee, (iii) the cost of extended coverage or any other endorsements to the Title Policy, (iv) usual buyer's document drafting and recording charges, (v) Buyer's attorneys' fees, and (vi) all costs and expenses incurred by Buyer in performing its due diligence.

        7.4 Seller's Closing Costs. Seller will pay (i) one-half of the Closing Agent's closing fee, (ii) the Title Company's premium for the Title Policy (but excluding the additional cost of obtaining extended coverage or any other endorsements thereto), (iii) usual seller's document drafting and recording charges, and (iv) Seller's attorneys' fees.

                ARTICLE 8 -- DISTRIBUTION OF FUNDS AND DOCUMENTS

        8.1 Liens and Encumbrances. At the time of Closing, Closing Agent shall pay, from funds to which Seller shall be entitled, to the obligees thereof, any lien, deed of trust, mortgage or other encumbrance then affecting the Property.

        8.2 Recorded Documents. Closing Agent will cause the County Recorder or Maricopa County, Arizona, to mail the Deed and any other conveyance documents which are herein expressed to be, or by general usage are, recorded, after recordation, to Buyer.

        8.3 Nonrecorded Documents. Closing Agent will, at the Closing, deliver at least one duplicate original of each nonrecorded document received hereunder by Closing Agent to Buyer and Seller.

        8.4 Cash Disbursements. Closing Agent will, at Closing, arrange for wire transfer, (i) to Seller, or order, the Purchase Price, plus any prorations or other credits to which Seller will be entitled and less any appropriate prorations or other charges, in accordance with the wiring instructions attached as Exhibit E hereto, and (ii) to Buyer, or order, any excess funds theretofore delivered to Closing Agent by Buyer.

        8.5 Copies of Documents. Closing Agent will, as soon as possible after Closing, deliver to Buyer and to Seller a copy of the Deed (conformed to show recording data) and each document recorded or delivered to or through Closing Agent herein.

          ARTICLE 9 -- RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

        9.1 Return of Seller's Documents. In the event this Agreement is terminated for any reason (other than the default of Seller), Buyer shall, within fifteen (15) calendar days following such termination, deliver to Seller the Seller's Deliveries and all other documents and materials, if any, relating to the Property previously delivered to Buyer by Seller. Closing Agent shall deliver to Seller all documents and materials delivered by Seller and then in Closing Agent's possession.

        9.2 Return of Buyer's Documents. In the event this Agreement is terminated for any reason (other than the default of Buyer), Closing Agent shall, within fifteen (15) calendar days following such termination, deliver to Buyer all funds and documents, if any, previously delivered by Buyer and then in Closing Agent's possession.

        9.3 No Effect on Rights of Parties. The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may be entitled by the terms of this Agreement.

                             ARTICLE 10 -- DEFAULT

        10.1 Seller's Remedies. If Buyer fails to complete the acquisition as herein provided by reason of any default by Buyer, Seller shall be released from any further obligations hereunder and shall be entitled to the following:

Buyer's      INSOFAR AS IT WOULD BE EXTREMELY IMPRACTICABLE AND DIFFICULT TO
Initials     ESTIMATE THE DAMAGE AND HARM WHICH SELLER WOULD SUFFER IN THE
             EVENT BUYER DEFAULTS HEREUNDER AND

           FAILS TO COMPLETE THE ACQUISITION HEREUNDER, AND INSOFAR AS A
- --------   REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD
           SUFFER IN THE EVENT OF BUYER'S DEFAULT AND FAILURE TO DULY COMPLETE
Seller's   THE ACQUISITION HEREUNDER IS THE SUM OF $50,000.00, SELLER SHALL
Initials THEREFORE BE ENTITLED TO BUYER'S DEPOSIT OF $50,000.00, PLUS ANY INTEREST THEREON, DELIVERED TO CLOSING AGENT IN ACCORDANCE WITH
   DW      SECTION 3.1 OF THIS AGREEMENT AS AND FOR THE SOLE REMEDY FOR DAMAGES
- --------   ARISING FROM BUYER'S FAILURE TO COMPLETE THE ACQUISITION IN
           ACCORDANCE WITH THE TERMS HEREOF.

        10.2 Buyer's Remedies. In the event of any failure of Seller to comply with any of its obligations hereunder which are required to be performed at or prior to the Closing, Buyer may, at Buyer's option and as its exclusive remedy, either (i) terminate this Agreement by giving written notice of termination to Seller and to Closing Agent, whereupon Closing Agent shall return the Deposit to Buyer and both Buyer and Seller shall be relieved of further obligations or liabilities hereunder, or (ii) Buyer may seek specific performance of this Agreement.

        ARTICLE 11 - REPRESENTATIONS AND WARRANTIES

        11.1 Seller's Representations and Warranties. Seller represents and warrants to Buyer that, as of the date of this Agreement:

                11.1.1 Authority. Seller is limited partnership, duly organized and existing in good standing under the laws of the State of Colorado. Seller has full right and authority to enter into this Agreement and to consummate the transaction contemplated hereby.

                11.1.2 Binding Obligations; Violations. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms. Neither the execution of this Agreement, nor the consummation of the transaction contemplated hereby, will be in violation of any judgement, order, permit, writ, injunction or decree of any court, commission, bureau or agency to which Seller is subject or by which Seller is bound, or constitute a breach or default under any agreement or other obligation to which Seller is a party or otherwise bound.

                11.1.3 Survival; Seller's Knowledge. The foregoing representations and warranties shall terminate as of the earlier to occur of
(i) the termination of this Agreement, or (ii) the date six (6) months following the Closing Date. Seller shall indemnify and hold Buyer harmless and defend Buyer from any loss, liability or expense incurred by buyer or any claim made against Buyer by reason of the breach of any of the foregoing representations or warranties; provided that Seller shall have no obligation hereunder with respect to any loss, liability or expense incurred by Buyer, or claim made against Buyer, subsequent to the termination of such representations and warranties as provided above or with respect to any matter as to which Buyer fails to notify Seller prior to such termination.

        11.2 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that, as of the Closing:

                11.2.1 Authority. Buyer is a corporation, duly organized and existing in good standing under the laws of the State of Arizona. Buyer has full right and authority to enter into this Agreement and consummate the transaction contemplated hereby. All requisite action, if any, has been taken by Buyer in connection with entering into this Agreement and the instruments referenced herein and the consummation of the transaction referenced herein and the consummation of the transaction contemplated hereby.

                11.2.2 Consents; Bonding Obligations; Violations. All consents and approvals which may be required in order for Buyer to enter into this Agreement or consummate the transaction contemplated hereby have been obtained. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms. Neither the execution of this Agreement, nor the consummation of the transaction contemplated hereby will be in violation of any judgment, order, permit, writ, injunction or decree of any court, commission, bureau or agency to which Buyer is subject or by which Buyer is bound, or constitute a breach or default under any agreement or other obligation to which Buyer is a party or otherwise bound.

                11.2.3 Survival. The foregoing representations and warranties shall terminate as of the earlier to occur of (a) the termination of this Agreement, or (b) the date six (6) months following the Closing Date. Buyer shall indemnify and hold Seller harmless and defend Seller from any loss, liability or expense incurred by Seller or any claim made against Seller by reason of the breach of any of the foregoing representations or warranties; provided that Buyer shall have no obligation hereunder with respect to any loss, liability or expense incurred by Seller, or claim made against Seller, subsequent to the termination of such representations and warranties as provided above or with respect to any matter as to which Seller fails to notify Buyer prior to such termination.

                        ARTICLE 12 - BROKER'S COMMISSION

        The parties hereto represent and warrant that they know of no broker's commissions, agents' or finders' fees due in connection with this transaction, except for the commission due to The Omni Group ("Seller's Broker") and any commission due by Seller's Broker to Tom Jackson & Associates Inc., in its capacity as cooperating broker. Seller agrees to pay all commissions owed to Seller's Broker in connection with this transaction. The parties hereto hereby agree to hold harmless, indemnify and defend each other from all expenses, liabilities and damages, including, without limitation, attorneys' fees, resulting from claims of brokers, agents or finders, licensed or otherwise, claiming through, under or by reason of the conduct of the indemnifying party respecting the transaction contemplated herein. The foregoing indemnity obligation shall survive the Closing for a period of one
(1) year from the Closing Date.

                        ARTICLE 13 - SELLER'S COVENANTS

        Seller covenants for the benefit of and agrees with Buyer that, pending closing, Seller shall:

        13.1 Leases. Perform in a timely manner all of Seller's obligations under the Leases, consistent with Seller's ordinary business practices in effect as of the date hereof.

        13.2 Contracts. Perform in a timely manner all of Seller's obligations under the Contracts, consistent with Seller's ordinary business practices in effect as of the date hereof.

        13.3 Personal Property. Except in the ordinary course of Seller's business, not remove any Personal Property except to make repairs and replacements.

        13.4 Management and Operation of Property. Manage and operate the Property in substantially the same manner as the Property has previously been managed and operated by Seller.

        13.5 Insurance. Maintain in full force and effect all insurance policies covering the Property as of the date of this Agreement.

        13.6 Ongoing Tenant Improvements. Seller shall diligently prosecute to complete those tenant improvements (the "Marc Center Improvements") contemplated by the Lease between Seller and Marc Center for the portion of the Property identified as Unit 6A. In the event that the Marc Center Improvements have not been completed prior to Closing, Seller shall direct Closing Agent to retain in an interest-bearing escrow account an amount equal to Seller's good faith estimate of the funds necessary to complete the Marc Center Improvements (the "Tenant Improvement Retention"). Upon delivery to Closing Agent of lien waivers signed by each materialman or contractor supplying labor or materials in connection with the Marc Center Improvements, Closing Agent is authorized and directed to release the Tenant Improvement Retention, together with all interest accrued thereon, to Seller.

                             ARTICLE 14 - CASUALTY

        In the event that the Property should be damaged by any casualty prior to Closing, Seller shall promptly give Buyer written notice of such occurrence and as soon thereafter as practicable, shall provide Buyer with an estimate (the "Estimate") made by an architect, engineer or contractor selected by Seller and approved by Buyer (which approval shall not be unreasonably withheld or delayed) of the cost required to repair such damage. If it is so estimated that the cost to make any such repairs shown on the Estimate is less than $100,000, then Seller shall repair such damage as promptly as is reasonably possible in a manner that meets or exceeds the original plans and specifications for the damaged portion of the Property. If the cost of repairing such damage as so estimated exceeds $100,000, then Buyer may elect to terminate this Agreement, or, if Buyer does not elect to terminate this Agreement, then Seller shall (at Seller's option) either repair such damage as promptly as is reasonably possible or pay to Buyer all insurance proceeds payable for such damage plus the amount of any deductible under Seller's insurance policy. Upon any termination pursuant to this Article 14, the Deposit shall be returned to Buyer, and both parties shall be relieved of any further liability under this Agreement except for those indemnity obligations which, pursuant to the terms of this Agreement, survive the termination of this Agreement.

                           ARTICLE 15 - CONDEMNATION

        15.1 Notice. If, prior to Closing, Seller learns of any actual or threatened taking in condemnation or by eminent domain (or a sale in lieu thereof) of all or any portion of the Property, Seller will notify Buyer promptly thereof.

        15.2 Termination. Other than with respect to an "Immaterial Taking" (as defined below), any actual or threatened taking or condemnation for any public or quasi-public purpose or use by any competent authority in appropriate proceedings or by any right of eminent domain of all or any part of the Property between the date of this Agreement and the Closing Date shall, at the option of Buyer, cause a termination of this Agreement. The election to terminate provided hereby must be exercised (or will be deemed to have been waived) by notice to Seller to that effect given within fifteen (15) days following delivery of Seller's notice pursuant to Section 15.1 above. Upon delivery of such termination notice, Closing Agent shall return the Deposit to Buyer and both parties shall be relieved of any future liability under this Agreement except for those indemnity obligations which, pursuant to the terms of this Agreement, shall survive the termination of this Agreement. If Buyer does not elect to so terminate this Agreement, or in the event of an Immaterial Taking, Seller shall be relieved of all obligations under this Agreement with respect to the portion of the Property so taken or condemned, but Buyer will be entitled to receive all proceeds of any such taking or condemnation, and Seller agrees that it will not make any adjustment or settlement of any such taking or condemnation proceeding without Buyer's consent and will take at Closing all action necessary to assign its entire interest in such award to Buyer or its designee. Any taking or condemnation for any public or quasi-public purpose or use which does not affect access, reduce parking or take any part of the Improvements shall be deemed an "Immaterial Taking."

                            ARTICLE 16 - ASSIGNMENT

        Buyer may not assign this Agreement to any other party or entity without the written consent of Seller, which consent may be granted or withheld in Seller's sole and absolute discretion. No assignment shall release the Buyer herein named from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by Buyer hereunder, as if the assignee were the original signatory hereto.

        If Buyer requests Seller's written consent to any assignment, Buyer shall (1) notify Seller in writing of the proposed assignment; (2) provide Seller with a name and address of the proposed assignee; and (3) provide Seller with a copy of the proposed assignment.

                              ARTICLE 17 - NOTICES

        Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing, and any and all such items shall be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of 12:00 Noon on the immediately following business day after deposit with Federal Express or a similar overnight courier service, addressed as follows; or as of the third business hour (a business hour being one of the hours from 8:00 a.m. to 5:00 p.m., local time of the recipient, on business days) after transmitting by telecopy to the telecopy number set forth below:

        If to Seller, to:

                Boettcher Pension Investors Ltd.
                c/o Everen Securities, Inc.
                77 West Wacker Drive
                Chicago, Illinois 60601
                Attention: Mr. Kelly J. Stradinger
                Telecopy: (312) 574-8903

                with a copy at the same time to:

                Otten, Johnson, Robinson, Neff
                   & Ragonetti, P.C.
                950 17th Street, Suite 1600

                Denver, Colorado 80202
                Attention: Marguerite L. Sadler, Esq.
                Telecopy: (303) 825-6525

        If to Buyer, to:

                GOV, Inc.
                34184-B Pacific Coast Highway
                Suite 134
                Dana Point, California 92629
                Attention: Mr. Richard Geisel
                Telecopy: ________________

                with a copy at the same time to:

                Mr. Kevin Olson
                4342 N. Civic Center Plaza
                Scottsdale, Arizona 85251
                Telecopy: (602) 949-0848

        If to Closing Agent, to:

                First American Title Agency
                2525 East Camelback Road, Suite 250
                Phoenix, Arizona 85016
                Attention: Ms. Pam Swoboda
                Telecopy: (602) 957-4385

or to such other address or to such other person as any party shall designate to the others for such purpose in the manner hereinabove set forth.

                      ARTICLE 18 -  TRANSFER OF POSSESSION

        Possession of the Property shall be transferred to Buyer at Closing, subject to the Permitted Exceptions.

                        ARTICLE 19 - GENERAL PROVISIONS

        19.1 Definitions. Unless the context otherwise indicates, whenever used in this Agreement:

                19.1.1 Cash. The word "Cash" means (i) United States currency, or (ii) an amount in United States currency credited by wire transfer or by other means providing immediately available funds.

                19.1.2 Party. The word "party" or "parties" means Buyer and/or Seller, as the context may require.

        19.2 Gender; Number. The use herein of (i) the neuter gender includes the masculine and the feminine, and (ii) the singular number includes the plural, whenever the context so requires.

        19.3 Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

        19.4 Dates. If any date set forth in this Agreement for the delivery of any document or the happening of any event (such as, for example, the Inspection Deadline or the date of Closing) should, under the terms hereof, fall on a weekend or holiday, then such date shall be automatically extended to the next succeeding weekday that is not a holiday.

        19.5 Exhibits. All exhibits referred to herein and attached hereto are a part hereof.

        19.6 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

        19.7 Ambiguities. This Agreement, including the exhibits hereto, has been negotiated at arms-length by the parties, and the parties agree that for the purpose of construing this Agreement, including the exhibits hereto, neither party shall be deemed responsible for the authorship thereof.

        19.8 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

        19.9 Attorneys' Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, including appeals or rehearing, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all attorneys' fees and all costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not.

        19.10 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona.

        19.11 Time of Essence. Seller and Buyer hereby acknowledge and agree that TIME IS STRICTLY OF THE ESSENCE with respect to each and every term, condition, obligation and provision herein, and the failure to TIMELY AND FULLY perform or satisfy any of the terms, conditions, obligations or provisions of this Agreement shall constitute a material default hereunder.

        19.12 Severability. In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

        19.13 Successors and Assigns. Subject to any provisions concerning assignment hereinabove set forth, all terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

        19.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

        IN WITNESS WHEREOF, this Agreement has been executed as of the date(s) set forth below.

                                        SELLER:

                                        BOETTCHER PENSION INVESTORS LTD.,
                                        a Colorado limited partnership

                                        By:     BOETTCHER AFFILIATED INVESTORS
                                                L.P., General Partner

                                                By:  BOETTCHER PROPERTIES, LTD.,
                                                     General Partner

                                                     By:  BPL HOLDINGS, INC.,
                                                          General Partner

Date: March 27, 1996                                 By:  /s/ Daniel D. Williams
      -----------------                                 ------------------------
                                                     Name:   Daniel D. Williams
                                                        ------------------------
                                                     Title:  Vice President
                                                        ------------------------

                                        BUYER:

                                        GOV, INC.,
                                        a Delaware corporation

Date: March 27, 1996                    By:    /s/ Richard Geisel
      -----------------                       ----------------------------------
                                        Name:   Richard Geisel
                                              ----------------------------------
                                        Title:  Vice President
                                              ----------------------------------

                            CONSENT OF CLOSING AGENT

        The undersigned Closing Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be Closing Agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as Closing Agent.


                                        FIRST AMERICAN TITLE AGENCY



Date:  _____________________            By:  _____________________________
                                        Name:  ___________________________
                                        Title:  __________________________

                                   EXHIBIT A

                               LEGAL DESCRIPTION

PARCEL A

A portion of the Southeast quarter of the Northeast quarter of Section 19, Township 1 North, Range 6 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

COMMENCING at the Northeast corner of said Southeast quarter;

thence South 00 degrees 08 minutes 51 seconds East, a distance of 213.94 feet along the East line of said Southeast quarter;

thence South 89 degrees 51 minutes 09 seconds West, a distance of 55.00 feet to the TRUE POINT OF BEGINNING, said point also being on the West right-of-way of Lindsay Avenue;

thence South 00 degrees 08 minutes 51 seconds East, parallel to and 55 feet West of the East line of said Section 19, a distance of 414.54 feet;

thence South 89 degrees 21 minutes 09 seconds West, a distance of 319.00 feet;

thence North 00 degrees 08 minutes 51 seconds West, a distance of 465.57 feet, to a point on the South right-of-way line of East Second Street;

thence along said South right-of-way line North 89 degrees 25 minutes 50 seconds East a distance of 58.52 feet, to the beginning of a curve concave Southwesterly and having a radius of 375.00 feet;

thence along said curve, through a central angle of 17 degrees 43 minutes 49 seconds a distance of 116.04 feet, to the beginning of a curve, concave Northeasterly and having a radius of 425.00 feet;

thence along said curve through a central angle of 17 degrees 43 minutes 49 seconds a distance of 131.52 feet to the end thereof;

thence North 89 degrees 25 minutes 50 seconds East a distance of 3.97 feet, to the beginning of a curve concave Southwesterly and having a radius of 12.50 feet;

thence along said curve through a central angle of 90 degrees 25 minutes 19 seconds, a distance of 19.73 feet, to the POINT OF BEGINNING.

                                                                continued . . .

PARCEL B

PARCEL NO. 1:

A portion of the Southeast quarter of the Northeast quarter of Section 19, Township 1 North, Range 6 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, being more particularly described as follows:

COMMENCING at the Northeast corner of said Southeast quarter of the Northeast quarter of Section 19;

thence South 89 degrees 25 minutes 06 seconds West, 45.00 feet along the North line of said Southeast quarter of the Northeast quarter to the TRUE POINT OF BEGINNING of this description;

thence South 00 degrees 05 minutes 20 seconds West, 497.50 feet along a line being parallel to the East line of said Southeast quarter of the Northeast quarter;

thence South 89 degrees 25 minutes 06 seconds West, 335.00 feet;

thence North 00 degrees 05 minutes 20 seconds East, 497.50 feet along the West line of the East 380 feet of said Southeast quarter of the Northeast quarter;

thence North 89 degrees 25 minutes 06 seconds East, 335.00 feet along the North line of said Southeast quarter of the Northeast quarter to the TRUE POINT OF BEGINNING.

PARCEL NO. 2:

A portion of the Southeast quarter of the Northeast quarter of Section 19, Township 1 North, Range 6 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, being more particularly described as follows:

COMMENCING at the Northeast quarter of said Southeast quarter of the Northeast quarter of Section 19;

thence South 89 degrees 25 minutes 06 seconds West, 45.00 feet along the North line of said Southeast quarter of the Northeast quarter;

thence South 00 degrees 05 minutes 20 seconds West, 497.50 feet along a line being parallel to the East line of said Southeast quarter of the Northeast quarter to the TRUE POINT OF BEGINNING of this description;

                                                                continued . . .

thence continuing South 00 degrees 05 minutes 20 seconds West, 130.50 feet along a line being parallel to the East line of said Southeast quarter of the Northeast quarter;

thence South 89 degrees 25 minutes 06 seconds West, 335.00 feet along the South line of the North 628 feet of said Southeast quarter of the Northeast quarter;

thence North 00 degrees 05 minutes 20 seconds East, 130.50 feet along the West line of the East 380 feet of said Southeast quarter of the Northeast quarter;

thence North 89 degrees 25 minutes 06 seconds East, 335.00 feet to the TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM a portion of the Southeast quarter of the Northeast quarter of Section 19, Township 1 North, Range 6 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

COMMENCING at the Northeast corner of said Southeast quarter;

thence South 00 degrees 08 minutes 51 seconds East, along the East line of said Southeast quarter a distance of 213.94 feet;

thence South 89 degrees 54 minutes 09 seconds West, a distance of 55.00 feet to the POINT OF BEGINNING, said point also being on the West right-of-way line of Lindsay Avenue, and the beginning of a curve, concave Southwesterly and having a radius of 12.50 feet;

thence along said curve through a central angle of 90 degrees 25 minutes 19 seconds, a distance of 19.72 feet to the end thereof;

thence South 89 degrees 25 minutes 50 seconds West, a distance of 3.97 feet, to the beginning of a curve concave Northeasterly and having a radius of 425.00 feet;

thence along said curve, through a central angle of 17 degrees 43 minutes 49 seconds, a distance of 131.52 feet to the beginning of a curve concave Southwesterly and having a radius of 375.00 feet;

thence along said curve, through a central angle of 17 degrees 43 minutes 49 seconds a distance of 116.04 feet;

thence South 89 degrees 25 minutes 50 seconds West, a distance of 58.52 feet;

thence North 00 degrees 08 minutes 51 seconds West, a distance of 50.00 feet;

                                                                Continued . . .

thence North 89 degrees 25 minutes 50 seconds East, a distance of 58.15 feet to the beginning of a curve concave Southwesterly and having a radius of
425.00 feet;

thence along said curve through a central angle of 17 degrees 43 minutes 49 seconds, a distance of 131.52 feet to the beginning of a curve concave Northeasterly and having a radius of 375.00 feet;

thence along said curve, through a central angle of 17 degrees 43 minutes 49 seconds, a distance of 116.04 feet, to the end thereof;

thence North 89 degrees 25 minutes 50 seconds East, a distance of 4.53 feet, to the beginning of a curve concave Westerly and having a radius of 12.50 feet;

thence along said curve, through a central angle of 89 degrees 34 minutes 41 seconds, a distance of 19.54 feet to a point on the West right-of-way line of Lindsay Avenue;

thence along said West right-of-way line South 00 degrees 08 minutes 51 seconds East, a distance of 75.00 feet, to the POINT OF BEGINNING.

AND EXCEPTING THEREFROM a portion of the Southeast quarter of the Northeast quarter of Section 19, Township 1 North, Range 6 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

COMMENCING at the Northeast corner of said Southeast quarter;

thence South 00 degrees 08 minutes 51 seconds East, a distance of 213.94 feet along the East line of said Southeast quarter;

thence South 89 degrees 51 minutes 09 seconds West, a distance of 55.00 feet to the TRUE POINT OF BEGINNING, said point also being on the West right-of-way of Lindsay Avenue;

thence South 00 degrees 08 minutes 51 seconds East, parallel to and 55 feet West of the East line of said Section 19, a distance of 414.54 feet;

thence South 89 degrees 21 minutes 09 seconds West, a distance of 319.00 feet;

thence North 00 degrees 08 minutes 51 seconds West, a distance of 465.57 feet, to a point on the South right-of-way line of East Second Street;

                                                           Continued . . . .

thence along said South right-of-way line North 89 degrees 25 minutes 50 seconds East a distance of 58.52 feet, to the beginning of a curve concave Southwesterly and having a radius of 375.00 feet;

thence along said curve, through a central angle of 17 degrees 43 minutes 49 seconds a distance of 116.04 feet, to the beginning of a curve, concave Northeasterly and having a radius of 425.00 feet;

thence along said curve through a central angle of 17 degrees 43 minutes 49 seconds a distance of 131.52 feet to the end thereof;

thence North 89 degrees 25 minutes 50 seconds East a distance of 3.97 feet, to the beginning of a curve concave Southwesterly and having a radius of
12.50 feet;

thence along said curve through a central angle of 90 degrees 25 minutes 19 seconds, a distance of 19.73 feet, to the POINT OF BEGINNING.

                                   EXHIBIT B

                      ASSIGNMENT AND ASSUMPTION OF LEASES

        THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Agreement") is made and entered into this _____ day of _______________, 1996, between BOETTCHER PENSION INVESTORS LTD., a Colorado limited partnership ("Assignor"), and ______________ ________________, a ________________ ("Assignee").

        For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby assigns, transfers and conveys to Assignee, all right, title and interest of Assignor as landlord in and to those leases, tenancies and other occupancy arrangements (the "Leases") described in the rent roll attached hereto and made a part hereof (the "Rent Roll") relating to the real property located at 116 North Lindsay Road, Mesa, Arizona, commonly known as ("Lindsay-Main Plaza").

        Assignor shall indemnify and hold Assignee harmless from all obligations on the part of the landlord arising under the Leases prior to the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

        Assignee hereby expressly assumes all liabilities and agrees to perform all obligations of Assignor under the Leases to be performed from and after the date hereof and shall indemnify and hold Assignor harmless from all obligations on the part of the landlord arising under the Leases from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

        Assignor represents to Assignee that to the best of Seller's knowledge the Rent Roll contains a complete and accurate schedule of all refundable security and/or damage deposits that have been paid by tenants under the Leases (the "Deposits"). Assignee acknowledges that Assignor has transferred the Deposits to Assignee and, without limiting the foregoing, Assignee agrees to hold Assignor harmless from any failure by Assignee to deal with any such Deposits in compliance with law and with the terms of the Leases to which they pertain.

        This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.

                                    ASSIGNOR:

                                    BOETTCHER PENSION INVESTORS LTD.,
                                    a Colorado limited partnership

                                    By:  Boettcher Affiliated Investors L.P.,
                                         its Managing General Partner

                                         By:  Boettcher Properties, Ltd.,
                                              its Managing General Partner

                                              By:  BPL HOLDINGS, INC.,
                                                   its Managing General Partner


                                                   By: ________________________
                                                   Name: ______________________
                                                   Title: _____________________


                                    ASSIGNEE:

                                    __________________________________________,
                                    a _________________________________________

                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                   Schedule 1

                                   Rent Roll

                                   EXHIBIT C

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS

        THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Agreement") is made
and entered into as of                 , 1996, by and between BOETTCHER PENSION
INVESTORS LTD., a Colorado limited partnership ("Assignor"), and              ,
a                  ("Assignee").

                                    Recitals

        This Agreement is made with respect to the following facts:

        A. Assignor has this date conveyed to Assignee certain real property, buildings, improvements and personal property located at 116 North Lindsay road, Mesa, Arizona, and commonly known as "Lindsay-Main Plaza" (the "Property").

        B. In connection with the conveyance of the Property to Assignee, Assignor desires to assign all of Assignee's right, title and interest in and to all contracts, agreements and commitments for the repair, maintenance, service and supply of the Property (the "Contracts").

        C. Assignee desires to assume Assignor's obligations under the Contracts.

                                   Agreement

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Contracts and Assignor agrees to indemnify and hold Assignee harmless from all obligations on the part of the owner of the Property arising under the Contracts prior to the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

        2. Assignee hereby expressly assumes and agrees to perform all the obligations of Assignor under the Contracts to be performed from and after the date hereof and Assignee agrees to indemnify and hold Assignor harmless from all obligations on the part of the owner of the Property arising under the Contracts from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

        3. This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.

        Executed as of the date set forth above.

                                   ASSIGNOR:

                                   BOETTCHER PENSION INVESTORS LTD.,
                                   a Colorado limited partnership

                                   By:  Boettcher Affiliated Investors L.P.,
                                        its Managing General Partner

                                        By:  Boettcher Properties, Ltd.,
                                             its Managing General Partner

                                             By:  BPL HOLDINGS, INC.,
                                                  its Managing General
                                                  Partner

                                                  By: _____________________
                                                  Name:  __________________
                                                  Title:  _________________

                                   ASSIGNEE:

                                   ________________________________________,
                                   a  _____________________________________

                                   By:  ___________________________________
                                   Name:  _________________________________
                                   Title:  ________________________________

                                   EXHIBIT D

                          BILL OF SALE AND ASSIGNMENT

        This Bill of Sale dated as of _________________, 1996, is made by BOETTCHER PENSION INVESTORS LTD., a Colorado limited partnership ("Seller"), for the benefit of ___________________________, a ______________________,
and ________________, a ____________________("Buyer").

        For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby sells, conveys, transfers, assigns, and sets over unto Buyer all right, title and interest of Seller in and to the following:

        (a) Any site plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, appraisals, feasibility studies, and other plans and studies, if any and in Seller's possession that relate to the real property described on Schedule 1 attached hereto (the "Real Property"), to the extent that they are assignable, without representation or warranty of any kind whatsoever as to the assignability of such items or any matter contained therein.

        (b) Any unexpired warranties, guaranties and bonds, including, without limitation, contractors' and manufacturers' warranties or guaranties, belonging to Assignor in connection with the Real Property, all buildings thereon and their construction, improvement or equipment or any personal property located thereon or used in connection therewith, but only to the extent such warranties, guaranties and bonds can be lawfully assigned;

        (c) Any governmental permits, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, held by Assignor and related to the construction, use or operation of the Real Property, all buildings thereon and their construction, use, operation, improvement or equipment or any personal property located thereon and used in connection therewith, but only to the extent such permits, licenses, certificates and authorizations can be lawfully assigned; and

        (d) The right to use the name "Lindsay-Main Plaza" in connection with the ownership and operation of the Real Property.

        Executed as of the date set forth above.


                                   BOETTCHER PENSION INVESTORS LTD.,
                                   a Colorado limited partnership

                                   By:  Boettcher Affiliated Investors
                                        L.P., its Managing General
                                        Partner

                                        By:  Boettcher Properties,
                                             Ltd., its Managing General
                                             Partner

                                             By:  BPL HOLDINGS, INC.,
                                                  its Managing General
                                                  Partner

                                                  By: __________________________
                                                  Name:  _______________________
                                                  Title:  ______________________

                                   Schedule 1

                                 Real Property

                                   EXHIBIT E

                          SELLER'S WIRING INSTRUCTIONS


CitiBank of New York
ABA # 021 000 089
For the account of: Everen Clearing Corp.
Account No. 3889-7669
Reference: Boettcher Pension Investors Ltd.
#15657907

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made and entered into effective as of the 30th day of April, 1996, by and between BOETTCHER PENSION INVESTORS LTD., a Colorado limited partnership ("Seller"), and GOV, INC., a Delaware corporation ("Buyer").

                                    Recitals

        This Amendment is made with reference to the following facts:

        A. Pursuant to a Purchase and Sale Agreement dated as of March 27, 1996 (the "Purchase Agreement"), Seller agreed to sell, and Buyer agreed to purchase, certain improved real property located in Mesa, Arizona commonly known as "Lindsay-Main Plaza," as more particularly described in the Purchase Agreement.

        B. Seller and Buyer now desire to amend the Purchase Agreement in certain respects, as set forth herein.

                                   Amendment

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller and Buyer agree as follows:

        1. Definitions. Any initially capitalized term not otherwise defined herein shall have the same meaning in this Amendment as ascribed to such term in the Purchase Agreement.

        2. Acceptance of Inspections. Buyer hereby acknowledges receipt of all of Seller's Deliveries to be provided to Buyer pursuant to Section 5.1 of the Purchase Agreement, and hereby approves the results of Buyer's review of Seller's Deliveries and its inspection of the Property. In furtherance of the foregoing, Buyer hereby waives its rights pursuant to Article 5 of the Purchase Agreement to terminate the Purchase Agreement as a result of Buyer's dissatisfaction with the Property and Buyer's review and inspection thereof, and hereby notifies Seller of Buyer's desire to proceed with the Closing of the transactions contemplated by the Purchase Agreement.

        3. Closing Date. Seller and Buyer hereby agree that notwithstanding any provision contained in Section 6.1 of the Purchase Agreement to the contrary, the Closing Date shall be May 7, 1996.

     4. Escrowed Funds for Mesa ARC Premises. Seller and Buyer hereby acknowledge and agree that Mesa ARC Center, a tenant of the Property, was incorrectly identified in the Purchase Agreement as "Marc Center," and that all references in Section 13.6 of the Purchase Agreement to "Marc Center" shall be deemed amended hereby to refer to "Mesa ARC Center." In addition to the Tenant Improvement Retention to be retained by Closing Agent pursuant to such Section 13.6, Seller further directs Closing Agent to retain from the proceeds payable to Seller at Closing the additional sum of $4,062.52 (the "Commission Retention"), representing leasing commissions payable to Seller's Broker in connection with the lease of premises at the Property to Mesa ARC Center. At such time as Closing Agent is prepared to release the Tenant Improvement Retention to Seller in accordance with the provisions of Section 13.6 of the Purchase Agreement, Closing Agent is hereby authorized and directed to release the Commission Retention to Seller's Broker.

     5. No Further Amendment; Amendment Controlling. Except as expressly amended and modified hereby, the Purchase Agreement remains unmodified and in full force and effect as of the date hereof, and each of the provisions thereof, as amended and modified by this Amendment, is hereby ratified, confirmed and incorporated in full herein in all respects. In the event of any inconsistency or conflict between any of the terms or provisions contained in this Amendment and any term or provision contained in the Purchase Agreement, the terms and provisions of this Amendment shall control for all purposes.

     6. Counterparts; Facsimile Execution. This Amendment may be executed in one or more identical counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. This Amendment shall be deemed effective upon delivery of facsimile signatures evidencing the execution hereof; provided, that originally executed counterparts of this Amendment shall be delivered by the parties as soon as reasonably practicable following the execution hereof.

     7. Notice to Closing Agent. Upon the mutual execution and delivery of this Amendment by the parties, a copy of this Amendment shall be delivered by Seller to Closing Agent as notice of the amendments and modifications to the Purchase Agreement effected hereby.

        IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first set forth above.

                                        SELLER:

                                        BOETTCHER PENSION INVESTORS LTD.,
                                        a Colorado limited partnership

                                        By: BOETTCHER AFFILIATED
                                            INVESTORS L.P., General
                                            Partner

                                          By: BOETTCHER PROPERTIES, LTD.,
                                              General Partner

                                            By: BPL HOLDINGS, INC.,
                                                General Partner

Date: May 3, 1996                             By: /s/ Daniel D. Williams
     -------------------------                   --------------------------
                                              Name:   Daniel D. Williams
                                                   ------------------------
                                              Title:  Vice President
                                                    -----------------------


                                            BUYER:

                                            GOV, INC.,
                                            a Delaware corporation

Date: May 3, 1996                             By: /s/ Richard Geisel
     -------------------------                   --------------------------
                                              Name:   Richard Geisel
                                                   ------------------------
                                              Title:  Vice President
                                                    -----------------------



                                      -3-